UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2004

Homestore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Item 5. Other Events

     On March 16, 2004, the United States District Court, Central District of California, gave final approval to the settlement which was reached on August 12, 2003 between Homestore, Inc. (the “Company”) and the California State Teachers’ Retirement System (“CalSTRS”), as lead plaintiff in a class action lawsuit against the Company. A copy of that court order is attached as Exhibit 99.1 hereto.

     As part of the settlement, the Company has agreed to pay $13.0 million in cash and issue 20.0 million new shares of its common stock, as well as to adopt certain new corporate governance policies. For additional information regarding the settlement, see Item 3, “Legal Proceedings - Shareholder Litigation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Item 7. Exhibits

     (c) Exhibit:

99.1	Order Granting Motion for Final Approval of Partial Class Settlement and Directing Renotice of the Class, dated March 16, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: March 23, 2004	By:	/s/ Lewis R. Belote, III
Lewis R. Belote, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Order Granting Motion for Final Approval of Partial Class Settlement and Directing Renotice of the Class, dated March 16, 2004.